Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPRESSCO PARTNERS, L.P. ANNOUNCES

COMPLETION OF COMPRESSOR SYSTEMS, INC. ACQUISITION

Oklahoma City, Oklahoma (August 4, 2014) – Compressco Partners, L.P. (Compressco Partners or the Partnership) (NASDAQ: GSJK) today announced that is has completed the previously announced purchase of all the outstanding shares of Compressor Systems, Inc. (CSI). At the closing of the transaction, Compressco paid $825.0 million in cash for the acquisition, representing the base purchase price. The purchase price remains subject to adjustment for working capital and other adjustments, post-closing. The purchase price was funded through a combination of cash proceeds from the Partnership’s issuances of common units and senior notes, and initial borrowings under a new credit facility.

Ronald J. Foster, Chief Marketing Officer of Compressco Partners, remarked, “The completion of this acquisition is a transformative event for Compressco Partners. The significant expansion of our fleet of compressor packages will allow us to participate in the compression market at a broader level and deliver increased flexibility to our customers. This acquisition is another in a series of significant achievements in the history of Compressco Partners. The Compressco family is excited to welcome our new colleagues from CSI, and we are embarking on the integration process with a great deal of optimism.”

Timothy A. Knox, Compressco Partners’ newly appointed President, added, “The combination of these complementary organizations positions us to serve our customers with a wider range of compression services and products. The scale of the combined business will allow us to expand our operating territory, grow the compression services fleet, and provide additional personal development opportunities for the many talented people we employ. I look forward to traveling throughout the company to meet with our employees, casting a vision of our future and working together to quickly complete a positive integration process, while maintaining primary focus on our customers and their success.”

Compressco Partners is a provider of compression-based production enhancement services, which are used in both conventional wellhead compression applications and unconventional compression applications, and in certain circumstances, well monitoring and sand separation services. Compressco Partners provides services to a broad base of natural gas and oil exploration and production companies operating throughout many of the onshore producing regions of the United States. Internationally, Compressco Partners has significant operations in Mexico and Canada and a growing presence in certain countries in South America, Europe, and the Asia-Pacific region. Compressco Partners is managed by Compressco Partners GP Inc., which is an indirect, wholly owned subsidiary of TETRA Technologies, Inc. (NYSE: TTI).

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements. These forward-looking statements include statements concerning anticipated benefits and growth of Compressco Partners following the acquisition, including increases in cash distributions per unit, financial guidance, estimated distributable cash, estimated earnings, earnings per unit, and statements regarding Compressco Partners’ beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by Compressco Partners in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of Compressco Partners including the ability of Compressco Partners to successfully integrate the operations of CSI and the ability to realize the anticipated benefits of the acquisition. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect the Partnership’s actual results are described in Compressco Partners’ Annual Report on Form 10-K for the year ended December 31, 2013, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the U.S. Securities and Exchange Commission. Compressco Partners undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Contact:

Compressco Partners, L.P., Oklahoma City, Oklahoma

Ronald J. Foster, 405/677-0221

Fax: 405/619-9244

www.compressco.com

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